          As filed with the Securities and Exchange Commission on April 13, 2000
                                            Registration No. 333-_______________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                      UNDER
                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------

                              DIGITAL IMPACT, INC.
             (Exact name of Registrant as specified in its charter)

                                              177 Bovet Road, Suite 200
         Delaware                            San Mateo, California 94402                             94-3286913
 (State of Incorporation)   (Address of principal executive offices, including zip code)  (IRS Employer Identification Number)

                 ----------------------------------------------

                                 1998 STOCK PLAN
                            1999 DIRECTOR OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                 ----------------------------------------------


                                  William Park
                      Chief Executive Officer and Chairman
                            of the Board of Directors
                              DIGITAL IMPACT, INC.
                            177 Bovet Road, Suite 200
                           San Mateo, California 94402
                                 (650) 356-3400
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                Jeffrey D. Saper
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050

                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                     AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
       TITLE OF SECURITIES TO BE REGISTERED           REGISTERED            SHARE                PRICE         REGISTRATION FEE
--------------------------------------------------- ---------------- -------------------- -------------------- -----------------
Common Stock, $0.001 par value, to be issued
   under the 1998 Stock Plan                            4,470,545         $5.332(1)          $23,836,946           $6,293

                                                        3,385,993        $15.156(2)          $51,318,110          $13,548

Common Stock, $0.001 par value, to be issued
   under the 1999 Director Option Plan                    500,000        $15.156(2)           $7,578,000           $2,001

Common Stock, $0.001 par value, to be issued
   under the 1999 Employee Stock Purchase Plan            700,000        $15.156(2)          $10,609,200           $2,801

                                            TOTAL:      9,056,538                            $93,342,256          $24,643
================================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the weighted average exercise price of the outstanding options as of April 11, 2000.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the price of $15.156 per share, which was the average of the high and low price per share of the Common Stock as reported on the Nasdaq National Market on April 11, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information*

Item 2. Registrant Information


---------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          (a) The Company's Registration Statement on Form S-1 (File No. 333-87299) as amended, filed pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the Company's initial public offering of its Common Stock.

          (b) The Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act 1934 (the "EXCHANGE ACT") on October 22, 1999, and any further amendment or report filed hereafter for the purpose of updating any such description.

          (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999.

          (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Persons associated with Wilson Sonsini Goodrich & Rosati are the holders of options to acquire an aggregate of 20,000 shares of the Company's Common Stock.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article VIII of the Company's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Company's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Company if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Exhibit
     Number
     -------
       4.1*        1998 Stock Plan, as amended
       4.2*        1999 Director Option Plan
       4.3*        1999 Employee Stock Purchase Plan
       5.1         Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
      23.1         Consent of Independent Auditors
      23.2         Consent of Counsel (contained in Exhibit 5.1)
      25.1         Power of Attorney (See signature page)

---------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-87299), as amended, declared effective by the Securities and Exchange Commission on November 22, 1999.

Item 9. Undertakings.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a report by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on April 13, 2000.

                                 DIGITAL IMPACT, INC.

                                 By: /s/ WILLIAM PARK
                                     ---------------------------
                                     William Park
                                     Chief Executive Officer and Chairman of the
                                     Board of Directors


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Park and David Oppenheimer, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on April 13, 2000.

            Signature                                                     Title
-------------------------------------         -------------------------------------------------------------------
/s/ WILLIAM PARK                                   Chief Executive Officer and Chairman of the Board of
------------------------------------               Directors (Principal Executive Officer)
William Park

/s/ DAVID OPPENHEIMER                              Vice President, Finance, Chief Financial Officer, Treasurer
------------------------------------               and Secretary (Principal Financial and Accounting Officer)
David Oppenheimer                                  Chief Technology Officer and Director

/s/ GERARDO CAPIEL                                 Director
------------------------------------
Gerardo Capiel

/s/ RUTHANN QUINDLEN                               Director
------------------------------------
Ruthann Quindlen

/s/ WARREN PACKARD                                 Director
------------------------------------
Warren Packard

/s/ MICHAEL BROWN                                  Director
------------------------------------
Michael Brown

                                INDEX TO EXHIBITS


     Exhibit
     Number        Description
     -------       -----------
       4.1*        1998 Stock Plan, as amended
       4.2*        1999 Director Option Plan
       4.3*        1999 Employee Stock Purchase Plan
       5.1         Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
      23.1         Consent of Independent Auditors
      23.2         Consent of Counsel (contained in Exhibit 5.1)
      25.1         Power of Attorney (See signature page)

-----------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-87299), as amended, declared effective by the Securities and Exchange Commission on November 22, 1999.


                                       8